Exhibit 5.1


                       KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


   TEL (212) 715-9100                                          47, Avenue Hoche
   FAX (212) 715-8000                                             75008 Paris
                                                                    France


                                           August 10, 2000


Genta Incorporated
99 Hayden Avenue, Suite 200
Lexington, Massachusetts  02421

Ladies and Gentlemen:

                  We are rendering this opinion in connection with the Registration Statement on Form S-3 (File No. 333-40634) (the "Registration Statement") filed by Genta Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to up to 382,787 shares (the "Registered Shares") of the Company's common stock, par value $0.001 per share ("Common Stock"). We understand that the Registered Shares are to be offered and sold in the manner described in the Registration Statement.

                  We have acted as your counsel in connection with the preparation of the Registration Statement. We have made such legal and factual examinations and inquiries and examined such corporate records, certificates and other documents as we have considered necessary or appropriate for the purposes of this opinion. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents examined by us, (ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and
(b) relied on (i) certificates of public officials and (ii) as to matters of fact, representations, statements and certificates of officers and representatives of the Company. In giving the opinion set forth below, we give no assurance that certain of the Registered Shares will not be forfeited to the Company pursuant to an agreement pursuant to which such shares were issued.

                  Based upon the foregoing, we are of the opinion that the Registered Shares have been duly authorized and are validly issued and, to the extent not forfeited, are fully paid and non-assessable.

                  We are attorneys admitted to the Bar of the State of New York, and we do not express any opinion as to any laws other than the General Corporation Law of the State of Delaware.

Genta Incorporated
August 10, 2000
Page 2


                  We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof. In giving such consent we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                     Very truly yours,

                                     /s/ Kramer Levin Naftalis & Frankel LLP